As filed with the Securities and Exchange Commission on July 11, 2024

Registration No. 333-280509

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Contango ORE, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-3431051
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

(907) 888-4273

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rick Van Nieuwenhuyse

President and Chief Executive Officer

516 2nd Avenue, Suite 401

Fairbanks, Alaska 99701

(907) 888-4273

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy T. Samson

Paul Monsour

Holland & Knight LLP

811 Main Street, Suite 2500

Houston, Texas 77002

(713) 821-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER WE NOR THE SELLING STOCKHOLDER MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated July 11, 2024

PROSPECTUS

Contango ORE, Inc.

Up to 1,698,887 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus or their permitted transferees of up to 1,698,887 shares of common stock, par value $0.01 per share (the “common stock”), of Contango ORE, Inc. (the “Company”). Such shares being registered were issued to certain shareholders and optionholders of HighGold Mining Inc., a corporation existing under the laws of the Province of British Columbia (“HighGold”), in connection with a definitive arrangement agreement (the “Arrangement Agreement”) entered into on May 1, 2024 by and among the Company, Contango Mining Canada Inc., a corporation organized under the laws of British Columbia and a wholly owned subsidiary of the Company (“Contango Mining Canada”), and HighGold, pursuant to which the Company acquired 100% of the outstanding equity interests of HighGold by way of a court approved plan of arrangement under the Business Corporations Act (British Columbia) (the “BCBCA”). The HighGold Acquisition was approved by HighGold securityholders in accordance with the requirements of the BCBCA at a special meeting of HighGold securityholders held on June 27, 2024, and was subsequently approved by the Supreme Court of British Columbia on July 2, 2024. The shares being registered were issued to HighGold securityholders in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) thereof. Such exemption was based on the final order of the Supreme Court of British Columbia issued on July 2, 2024, approving the HighGold Acquisition following a hearing by the court which considered, among other things, the fairness of the HighGold Acquisition to the persons affected.

We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus. Our registration of the shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. The selling stockholders may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution.”

The selling stockholders may offer and sell these securities on a continuous or delayed basis through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which the selling stockholders will offer the securities.

Our shares of common stock are listed on the NYSE American under the symbol “CTGO”. On July 10, 2024 the closing price of our shares of common stock, as quoted on the NYSE American, was $19.94 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED UNDER “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY OF THE DOCUMENTS WE INCORPORATE BY REFERENCE BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

The date of this prospectus is     , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time offer and sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the selling stockholder may offer. Each time the selling stockholder sells any of the securities described herein, the selling stockholder may provide a prospectus supplement that will contain specific information about the terms of that offering and may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement, the documents incorporated by reference and any free-writing prospectus that we authorize to be distributed to you and any information incorporated by reference into the foregoing, together with additional information described under the heading “Where You Can Find More Information” before buying any of the securities offered under this prospectus.

You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. Neither we nor the selling stockholder have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

NOTICE REGARDING MINERAL DISCLOSURE

Information concerning the Company’s mining properties in this prospectus or contained in the documents incorporated by reference into this prospectus, has been prepared in accordance with the requirements of subpart 1300 of Regulation S-K (“S-K 1300”). S-K 1300 requires the Company to disclose its mineral resources, in addition to its mineral reserves, both in the aggregate and for each of the Company’s individual material mining properties.

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” “inferred mineral resource,” “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are defined and used in accordance with S-K 1300. Under S-K 1300, mineral resources may not be classified as mineral reserves unless the determination has been made by a qualified person, as defined in S-K 1300, that the mineral resources can be the basis of an economically viable project. The Company has no known mineral reserves and readers are specifically cautioned not to assume that any part of mineral deposits (including any mineral resources) will ever be converted into mineral reserves.

Each of the Technical Report Summaries (each a “TRS”) for the Manh Choh Project and the Lucky Shot Project (each as defined below) have been prepared in accordance with S-K 1300 and are included as Exhibits 96.1 and 96.2, respectively, to the Company’s Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 14, 2024, which is incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in or incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should be”, “will be”, “believe”, “expect”, “anticipate”, “estimate”, “forecast”, “goal” and similar expressions identify forward-looking statements and express expectations about future events. These include such matters as:

•	The Company’s financial position;

•	Business strategy, including outsourcing;

•	Meeting the Company’s forecasts and budgets;

•	Anticipated capital expenditures and the availability of future financing;

•	Risk in the pricing or timing of hedges the Company has entered into for the production of gold and associated minerals;

•	Prices of gold and associated minerals;

•	Timing and amount of future discoveries (if any) and production of natural resources on the Contango Properties (as defined below) and the Peak Gold JV Property (as defined below);

•	Operating costs and other expenses;

•	Cash flow and anticipated liquidity;

•	The Company’s ability to fund its business with current cash reserves based on currently planned activities;

•	Prospect development;

•	Operating and legal risks;

•	New governmental laws and regulations; and

•	Pending and future litigation.

Although the Company believes the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of the Company’s control, that may cause the Company’s actual results, performance or achievements to be materially different from future results expressed or implied by the forward-looking statements. These factors include, among others:

•	Ability to raise capital to fund capital expenditures and repayment of indebtedness;

•	Ability to retain or maintain capital contributions to, and our relative ownership interest in, the Peak Gold JV;

•	Ability to influence management of the Peak Gold JV;

•	Ability to realize the anticipated benefits of the HighGold Acquisition;

•	Disruption from the HighGold Acquisition and transition of HighGold’s management to the Company, including as it relates to maintenance of business and operational relationships;

•	Potential delays or changes in plans with respect to exploration or development projects or capital expenditures;

•	Operational constraints and delays;

•	Risks associated with exploring in the mining industry;

•	Timing and successful discovery of natural resources;

•	Availability of capital and the ability to repay indebtedness when due;

•	Declines and variations in the price of gold and associated minerals, as well as price volatility for natural resources;

•	Availability of operating equipment;

•	Operating hazards attendant to the mining industry;

•	Weather;

•	Ability to find and retain skilled personnel;

•	Restrictions on mining activities;

•	Legislation that may regulate mining activities;

•	Impact of new and potential legislative and regulatory changes on mining operating and safety standards;

•	Uncertainties of any estimates and projections relating to any future production, costs and expenses (including changes in the cost of fuel, power, materials and supplies);

•	Timely and full receipt of sale proceeds from the sale of any of our mined products (if any);

•	Stock price and interest rate volatility;

•	Federal and state regulatory developments and approvals;

•	Availability and cost of material and equipment;

•	Actions or inactions of third parties;

•	Potential mechanical failure or under-performance of facilities and equipment;

•	Environmental and regulatory, health and safety risks;

•	Strength and financial resources of competitors;

•	Worldwide economic conditions;

•	Impact of pandemics, such as the worldwide COVID-19 outbreak, which could impact the Company’s or the Peak Gold JV’s exploration schedule and operating activities;

•	Expanded rigorous monitoring and testing requirements;

•	Ability to obtain insurance coverage on commercially reasonable terms;

•	Competition generally and the increasing competitive nature of the mining industry;

•	Risk related to title to properties; and

•	Ability to consummate strategic transactions.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained herein. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. All forward-looking statements contained in or incorporated by reference into this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. See the information under the heading “Risk Factors” in this prospectus for some of the important factors that could affect the Company’s financial performance or could cause actual results to differ materially from estimates contained in forward-looking statements.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” and all other information included or incorporated by reference into this prospectus.

Unless the context requires otherwise or unless stated otherwise, references in this prospectus to the “Company,” “Contango ORE,” “Contango,” “CORE,” “we,” “our” and “us” refer to Contango ORE, Inc. and its subsidiaries on a consolidated basis.

Our Company

Contango ORE engages in exploration for gold ore and associated minerals in Alaska. The Company conducts its operations through three primary means:

•

a 30.0% membership interest in Peak Gold, LLC (the “Peak Gold JV”), which leases approximately 675,000 acres from the Tetlin Tribal Council and holds approximately 13,000 additional acres of State of Alaska mining claims (such combined acreage, the “Peak Gold JV Property”) for exploration and development, including in connection with the Peak Gold JV’s plan to mine ore from the Main and North Manh Choh deposits within the Peak Gold JV Property (“Manh Choh” or the “Manh Choh Project”);

•

its wholly-owned subsidiary, Contango Lucky Shot Alaska, LLC (“LSA”) (formerly Alaska Gold Torrent, LLC), an Alaska limited liability company, which leases the mineral rights to approximately 8,600 acres of State of Alaska and patented mining claims for exploration from Alaska Hard Rock, Inc. The property, located in the Willow Mining District about 75 miles north of Anchorage, Alaska, contains three former producing gold mines within the patented claims (“Lucky Shot” or the “Lucky Shot Project”); and

•

its wholly-owned subsidiary, Contango Minerals Alaska, LLC (“Contango Minerals”), which separately owns the mineral rights to approximately 145,280 acres of State of Alaska mining claims for exploration, including (i) approximately 69,780 acres located immediately northwest of the Peak Gold JV Property (the “Eagle/Hona Property”), (ii) approximately 14,800 acres located northeast of the Peak Gold JV Property (the “Triple Z Property”), (iii) approximately 52,700 acres of new property in the Richardson district of Alaska (the “Shamrock Property”) and (iv) approximately 8,000 acres located to the north and east of the Lucky Shot Project (the “Willow Property” and, together with the Eagle/Hona Property, the Triple Z Property, and the Shamrock Property, collectively the “Minerals Property”). The Company relinquished approximately 69,000 acres located on the Eagle/Hona Property in November 2022. The Company retained essentially all of the acreage where drilling work was performed in 2019 and reconnaissance work in 2021, and used sampling data to determine which acreage should be released.

The Lucky Shot Project and the Minerals Property are collectively referred to in this prospectus as the “Contango Properties”.

The Company’s Manh Choh Project has commenced ore mining and stockpiling at the Fort Knox facility. All other projects are in the exploration stage.

The Company has been involved, directly and through the Peak Gold JV, in the exploration of the Manh Choh Project since 2010, which has resulted in the identification of two mineral deposits (Main and North Manh Choh) and several other gold, silver, and copper prospects. The other 70.0% membership interest in the Peak Gold JV is owned by KG Mining (Alaska), Inc. (“KG Mining”), an indirect wholly-owned subsidiary of Kinross Gold Corporation (“Kinross”). Kinross is a large gold producer with a diverse global portfolio and extensive operating experience in Alaska. The Peak Gold JV plans to mine ore from the Main and North Manh Choh deposits and then process the ore at the existing Fort Knox mining and milling complex located approximately 240 miles (400 km) away in Fairbanks, Alaska. The Peak Gold JV has entered into an Ore Haul Agreement with Black Gold Transport, located in North Pole, Alaska to transport the run-of-mine ore from the Manh Choh Project to the Fort Knox facilities. The use of the Fort Knox facilities is expected to accelerate the development of the Peak Gold JV Property and result in reduced upfront capital development costs, smaller environmental footprint, a shorter permitting and development timeline and less overall execution risk for the Peak Gold JV to advance the Main and North Manh Choh deposits to production. Peak Gold JV has also entered into a contract with Kiewit Mining Group to provide contract mining and site preparation work at the Manh Choh Project. The Peak Gold JV will be charged a toll for using the Fort Knox facilities pursuant to a toll milling agreement by and between the Peak Gold JV and Fairbanks Gold Mining, Inc., which was entered into and became effective on April 14, 2023.

Kinross released a combined feasibility study for the Fort Knox mill and the Peak Gold JV in July 2022. Also, in July 2022, Kinross announced that its board of directors (the “Kinross Board”) made a decision to proceed with development of the Manh Choh Project. Effective December 31, 2022, CORE Alaska, LLC, a wholly-owned subsidiary of the Company (“CORE Alaska”), KG Mining, and the Peak Gold JV executed the First Amendment to the Amended and Restated Limited Liability Company Agreement of the Peak Gold JV (as amended, the “A&R JV LLCA”). The First Amendment to the A&R JV LLCA provides that, beginning in 2023, the Company may fund its quarterly scheduled cash calls on a monthly basis. The Peak Gold JV management committee (the “JV Management Committee”) has approved budgets for 2023 and 2024, with cash calls totaling approximately $248.1 million, of which the Company’s share is approximately $74.4 million. As of March 31, 2024, the Company had funded $62.7 million of the budgeted cash calls.

Work on the Lucky Shot Property has been ongoing since late 2021. Underground work includes rehabilitation of approximately 442 meters of existing drift and the addition of 612 meters of new drift and 3,816 meters of underground HQ core exploration drilling. In August 2023, the Company began executing a program to complete surface drilling on the Coleman segment of the Lucky Shot vein. The program was shut down in September 2023 due to challenging weather conditions.

On the Shamrock and Eagle/Hona Properties, the Company conducted surface mapping and sampling programs during 2021.

The Company’s fiscal year end is December 31. On November 14, 2023, the Company’s board of directors (the “Board”) approved a change in the Company’s fiscal year end from June 30 to December 31, effective December 31, 2023.

Recent Developments

HighGold Acquisition

On May 1, 2024, the Company entered into the Arrangement Agreement, pursuant to which the Company acquired 100% of the outstanding equity interests of HighGold. The HighGold Acquisition was approved by HighGold securityholders at a special meeting of HighGold securityholders held on June 27, 2024, and on July 10, 2024, the Company completed the HighGold Acquisition.

Under the terms of the Arrangement Agreement, each HighGold common share was exchanged for 0.019 shares of Contango common stock (the “Exchange Ratio”) based on the volume weighted average price (“VWAP”) of Contango shares on the NYSE American for the five-day period ending on May 1, 2024. The Exchange Ratio implied total consideration of approximately $0.40 per HighGold share and total HighGold equity value of approximately $37 million. HighGold options were also exchanged, directly or indirectly, for Contango shares, based on the fair market value of the HighGold options prior to the closing date. Upon completion of the HighGold Acquisition, existing Contango shareholders own approximately 85.9% and former HighGold securityholders own approximately 14.1% of the combined company. In connection with the HighGold Acquisition, Darwin Green, who served as HighGold’s President and Chief Executive Officer and a director from August 2019 until its acquisition, was appointed to the Board.

The Arrangement Agreement contains customary representations, warranties and covenants and also includes indemnification provisions under which the parties have agreed to indemnify each other against certain liabilities.

Avidian Alaska Acquisition

On May 1, 2024, the Company entered into a stock purchase agreement with Avidian Gold Corp. (“Avidian”) pursuant to which the Company has agreed to purchase Avidian’s 100% owned Alaskan subsidiary, Avidian Gold Alaska Inc., for initial consideration of $2,400,000, with a contingent payment for up to $1,000,000 (the “Avidian Acquisition”).

Closing of the Avidian Acquisition is subject to customary closing conditions and is expected to occur in July 2024.

Underwritten Offering

On June 12, 2024, the Company completed its issuance of 731,750 units (“Units”) at a price of $20.50 per Unit for aggregate gross proceeds of $15,000,875. Each Unit consisted of one share of the Company’s common stock and one-half of one warrant to purchase one share of common stock (each whole common share purchase warrant, a “June 2024 Warrant”). Each June 2024 Warrant is exercisable to purchase one share of common stock at an exercise price of $26.00 per June 2024 Warrant for a period of 36 months.

Corporate Information

Contango ORE, Inc. was formed on September 1, 2010 as a Delaware corporation for the purpose of engaging in the exploration in the State of Alaska for gold ore and associated minerals.

On January 8, 2015, CORE Alaska and a subsidiary of Royal Gold, Inc. (“Royal Gold”) formed the Peak Gold JV. On September 30, 2020, CORE Alaska sold a 30.0% membership interest (the “CORE JV Interest”) in the Peak Gold JV to KG Mining. The sale is referred to as the “CORE Transactions”.

Concurrently with the CORE Transactions, KG Mining, in a separate transaction, acquired 100% of the equity of Royal Alaska, LLC from Royal Gold, which held Royal Gold’s 40.0% membership interest in the Peak Gold JV (the “Royal Gold Transactions” and, together with the CORE Transactions, the “Kinross Transactions”). After the consummation of the Kinross Transactions, CORE Alaska retained a 30.0% membership interest in the Peak Gold JV. KG Mining now holds a 70.0% membership interest in the Peak Gold JV and Kinross serves as the manager and operator of the Peak Gold JV.

Contango’s principal executive offices are located at 516 2nd Avenue, Suite 401, Fairbanks, Alaska 99701. The Company’s telephone number is (907) 888-4273 and its website address is www.contangoore.com. Information contained on the Company’s website does not constitute a part of this prospectus.

The Offering

Common stock offered by the selling stockholders	Up to 1,698,887 shares.

Terms of the offering	The selling stockholders will determine when and how they will dispose of the shares of common stock registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Risk factors	Investing in our common stock involves a high degree of risk. See the “Risk Factors” section of this prospectus and other information included or incorporated by reference into this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Units.

NYSE American symbol	“CTGO”

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended June 30, 2023, our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and in any subsequently filed Quarterly Report on Form 10-Q, each of which are incorporated herein by reference, in evaluating an investment in our securities. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our securities could decline materially and you could lose all or part of your investment. The risks described in such filings are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of our common stock. We may be required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

Common Stock

Our Certificate of Incorporation authorizes us to issue 45,000,000 shares of common stock, par value $0.01 per share. As of July 11, 2024, there were 12,062,321 shares of our common stock outstanding, all of which are fully paid and non-assessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are generally entitled to vote. The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take stockholder action, unless a greater vote is required by law. Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Upon the liquidation, dissolution or winding up of our business, after payment of all liabilities and payment of preferential amounts to the holders of preferred stock, if any, the shares of common stock are entitled to share equally in our remaining assets. Pursuant to our Certificate of Incorporation, no stockholder has any preemptive rights to subscribe for our securities. The common stock is not subject to redemption.

We do not intend to declare or pay any cash dividends on our common stock. We currently intend to retain future earnings in excess of preferred stock dividends, if any, for operations and to develop and expand our business. We do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination with respect to the payment of dividends on the common stock will be at the discretion of the Board and will depend on, among other things, operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors the Board deems relevant.

Other Rights

The holders of our common stock have no preemptive rights and no rights to convert their common shares into any other securities, and our common shares are not subject to any redemption or sinking fund provisions.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue 15,000,000 shares of preferred stock, par value $0.01 per share, in one or more series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative participation, optional or other special rights, and the qualifications, limitations or restrictions thereof as shall be stated in the resolutions of the Board providing for their issuance. As of March 31, 2024, there were no shares of preferred stock issued and outstanding. In addition, in connection with the adoption of the Rights Agreement (defined below), effective September 23, 2020, the Company filed a Certificate of Designations of Series A-1 Junior Participating Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating 100,000 shares of Series A-1 Junior Participating Preferred Stock.

Stock Options and Warrants

As of March 31, 2024, we had 401,000 outstanding warrants (the “Existing Warrants”) to purchase shares of common stock. On June 12, 2024, the Company completed its issuance of 731,750 Units consisting of 731,750 shares of common stock and warrants (the “June 2024 Warrants” and, together with the “Existing Warrants”, the “Warrants”) to purchase an aggregate of 365,875 shares of common stock. As of the date hereof, 766,875 Warrants remain outstanding, including 365,875 June 2024 Warrants.

The exercise price per share of common stock under the June 2024 Warrants is $26.00, subject to adjustment if the Company issues other securities in certain circumstances. Exercise of the June 2024 Warrants may be made, in whole or in part, at any time or times on or after the issuance date of the June 2024 Warrants and on or prior to 5:30 p.m. (New York Time) on June 12, 2027.

As of March 31, 2024, we had 100,000 options to purchase shares of common stock outstanding, which were issued under the Company’s Amended and Restated 2010 Equity Compensation Plan, as amended. We have in the past issued, and may in the future issue restricted shares of common stock to certain officers and directors and to third-party consultants.

Rights Plan

On September 23, 2020, the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”) entered into a limited duration stockholder rights agreement (the “Rights Agreement”). The Board has approved a series of amendments to the Rights Agreement to extend the expiration date, most recently through September 23, 2024.

Pursuant to the Rights Agreement, the Board declared a dividend of one preferred stock purchase right (a “Right”) for each share of the Company’s common stock, par value $0.01 per share, of the Company, held of record as of October 5, 2020 (the “Record Date”). Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth (subject to adjustment) of one share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a price of $100.00, subject to certain adjustments (as adjusted from time to time, the “Exercise Price”). The description and terms of the Rights are set forth in the Rights Agreement.

Subject to certain exceptions, the Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing (A) that a person has, or group of affiliated or associated persons have, become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 18% or more of the Company’s outstanding shares of common stock, subject to certain exceptions, or (B) that discloses information which reveals the existence of an Acquiring Person or (ii) the close of business on the tenth business day after the commencement by any person of, or the first public announcement of the intention of any person to commence, a tender offer or exchange offer or other transaction, the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Certain interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the common stock are directly or indirectly held by counterparties to the derivatives contracts or their affiliates or associates.

No person that, together with all affiliates and associates of such person, is the beneficial owner of common stock representing less than 20% of the common stock then outstanding, and which is entitled to file, and files, a statement on Schedule 13G (“Schedule 13G”) pursuant to Rule 13d-1(b) of the General Rules and Regulations under the Exchange Act, as in effect at the time of the public announcement of the declaration of the Rights with respect to the common stock beneficially owned by such person (a “13G Investor”), shall be deemed to be an “Acquiring Person”; provided, that a person who was a 13G Investor shall no longer be a 13G Investor if it either (i) files a statement on Schedule 13D pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act or (ii) becomes no longer entitled to file a statement on Schedule 13G pursuant to Rule 13d-1(b) (the earlier to occur of (i) and (ii), the “13D Event”), and such person shall be an Acquiring Person if it is the beneficial owner (together with all affiliates and associates) of 18% or more of the common stock then outstanding at any point from and after the time of the 13D Event; provided, however, such person shall not be an Acquiring Person if (i) on the first Business Day (as defined in the Rights Agreement) after the 13D Event such person notifies the Company of its intent to reduce its beneficial ownership to below 18% as promptly as practicable and (ii) such person reduces its beneficial ownership (together with all affiliates and associates of such person) to below 18% of the common stock then outstanding as promptly as practicable (but in any event not later than 10 days after such 13D Event); provided, further that such person shall become an “Acquiring Person” if after reducing its beneficial ownership to below 18%, it subsequently becomes the beneficial owner of 18% or more of the common stock then outstanding or if, prior to reducing its beneficial ownership to below 18%, it increases (or makes any offer or takes any other action that would increase) its beneficial ownership of the then-outstanding common stock above the lowest beneficial ownership of such person at any time during such ten-day period.

With respect to certificates representing shares of common stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of common stock registered in the names of the holders thereof, and not by separate Rights Certificates, as described further below. With respect to book entry shares of common stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the common stock. Until the earlier of the Distribution Date and the Expiration Date (as defined below), the transfer of any shares of common stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of common stock. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the common stock as of the close of business on the Distribution Date, and such Right Certificates alone will evidence the Rights.

The Rights, which are not exercisable until the Distribution Date, will expire prior to the earliest of (i) the close of business on September 23, 2024, unless extended prior to expiration; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; and (iv) the time at which the Rights are terminated upon the occurrence of certain transactions (the earliest of (i), (ii), (iii) and (iv) is referred to as the “Expiration Date”).

Each share of Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, in each case, paid to holders of common stock during such period. Each share of Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of common stock.

The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-thousandths of a Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than the Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of common stock having a market value of two times the Exercise Price.

In the event that, after a person or a group of persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, of 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current Exercise Price of the Right, that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the then-current Exercise Price.

With certain exceptions, no adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the trading day immediately prior to the date of exercise.

At any time after any person or group of persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of common stock, the Board, at its option, may exchange each Right (other than Rights owned by such person or group of persons which will have become void), in whole or in part, at an exchange ratio of one share of common stock per outstanding Right (subject to adjustment).

At any time before the Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to certain adjustments) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

Immediately upon the action of the Board electing to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price for each Right held.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws (the “Bylaws”), described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are not subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; and

•

on or after such time, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

•	permit the Board to issue up to 15,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office;

•	provide that our Bylaws may only be amended by the affirmative vote of the majority of the Board or the holders of two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the Board, the president or the holders of a majority of our then outstanding common stock;

•

eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

•

do not provide for cumulative voting rights, therefore allowing the holders of a plurality of votes cast in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the limitation of liability provision in our Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Ticker Symbol

Our common stock is traded on the NYSE American under the symbol “CTGO”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS

We have prepared this prospectus to facilitate the sale by the selling shareholders, from time to time, in the aggregate, of up to 1,698,887 shares of our common stock. Such shares being registered were issued to certain HighGold securityholders in connection with the Arrangement Agreement entered into on May 1, 2024 by and among the Company, Contango Mining Canada and HighGold, pursuant to which the Company acquired 100% of the outstanding equity interests of HighGold by way of a court approved plan of arrangement under the BCBCA. The HighGold Acquisition was approved by HighGold securityholders in accordance with the requirements of the BCBCA at a special meeting of HighGold securityholders held on June 27, 2024, and was subsequently approved by the Supreme Court of British Columbia on July 2, 2024. The shares being registered were issued to HighGold securityholders in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 3(a)(10) thereof. Such exemption was based on the final order of the Supreme Court of British Columbia issued on July 2, 2024, approving the HighGold Acquisition following a hearing by the court which considered, among other things, the fairness of the HighGold Acquisition to the persons affected.

The selling stockholders may offer and sell, from time to time, any or all of the shares of common stock covered by this prospectus. In such instance, the names and other information about the selling stockholders will be included in a prospectus supplement, a post-effective amendment to the registration statement of which this prospectus is a part, or in other filings with the SEC incorporated herein by reference. However, the selling stockholders may also offer and sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

The selling stockholders may offer, sell or distribute all or a portion of their common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock owned by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares covered by this prospectus and the selling stockholders will bear all commissions and discounts, if any, attributable to their sale of the shares.

See the section entitled “Plan of Distribution” for further information regarding the selling stockholders’ method of distributing the shares.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein include donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, limited liability company or partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of their shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	underwritten transactions;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price;

•	distribution to members, limited partners or equityholders of selling stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer their shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The selling stockholders may also sell their shares short and deliver these shares to close out their short positions, or loan or pledge such shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price for the shares offered less discounts and/or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their shares to be made directly or through agents. We will not receive any of the proceeds from the resale of shares being offered by the selling shareholders named herein.

The selling stockholders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that the rule is available and they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including certain liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We are required to pay all of our fees and expenses incident to the registration of the shares covered by this prospectus. All discounts, commissions or fees incurred in connection with the sale of shares offered hereby will be paid by the selling stockholders.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Holland & Knight LLP, Houston, Texas. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Contango ORE, Inc. as of December 31, 2023, and for the six-month period then ended, and as of June 30, 2023 and 2022, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2023 and 2022, and for the years then ended, incorporated in this prospectus by reference from the Transition Report on Form 10-KT of Contango ORE, Inc. for the transition period from July 1, 2023 to December 31, 2023 and the consolidated financial statements of Contango ORE, Inc. as of June 30, 2023 and 2022, and for the years then ended, and the financial statements of Peak Gold, LLC as of December 31, 2022 and 2021, and for the years then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K of Contango ORE, Inc. for the year ended June 30, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The information appearing or incorporated by reference into this prospectus concerning estimates of our mineral resources for the Manh Choh Project and the Lucky Shot Project was derived from the respective Technical Report Summaries for each property, and has been included herein upon the authority of John Sims, AIPG Certified Professional Geologist and President of Sims Resources LLC, as qualified person with respect to the matters covered by such report and in giving such report. Mr. Sims is not an employee of the Company or the Peak Gold JV, and neither Mr. Sims nor Sims Resources LLC is affiliated with the Company, the Peak Gold JV or another entity that has an ownership, royalty or other interest in the properties that are the subject of the Manh Choh TRS or the Lucky Shot TRS.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC (File No. 001-35770) pursuant to the Exchange Act. Our filings are available to the public through the SEC’s website at www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.contangoore.com. Our website and the information contained therein or connected thereto are not a part of this prospectus or the registration statement of which it forms a part, and are not incorporated by reference into this prospectus or the registration statement of which it forms a part.

This prospectus is part of a registration statement we filed with the SEC. This prospectus, filed as part of the registration statement, omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents that we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 13, 2023;

•	our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 14, 2024;

•	Amendment No. 1 to our Transition Report on Form 10-KT for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on April 18, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

•

our Current Reports on Form 8-K filed with the SEC on July 17, 2023, July 26, 2023, August 4, 2023, August 8, 2023, August 30, 2023, September 13, 2023 (solely with respect to Item 8.01 referred to therein), November 15, 2023 (solely with respect to Item 5.02 and Item 5.07 referred to therein), November 16, 2023, January 4, 2024, May 6, 2024, May 16, 2024, June 12, 2024, June 28, 2024 (solely with respect to Item 8.01 referred to therein) and July 10, 2024 (solely with respect to Items 2.01, 3.02 and 5.02 referred to therein);

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 4, 2023; and

•

the description of our shares of common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 22, 2021, as updated by the description of our common stock filed as Exhibit 4.12 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on August 31, 2022, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) before the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to the following address:

Contango ORE, Inc.

516 2nd Avenue, Suite 401,

Fairbanks, Alaska 99701

Attention: Corporate Secretary

(907) 888-4273

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common stock offered hereby. With the exception of the SEC Registration Fee, the amounts set forth below are estimates.

SEC Registration Fee		$4,561
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*

Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL. Our certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We maintain liability insurance policies that indemnify our directors and officers and those of our subsidiaries against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

			Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	File No.	Ex.	Filing Date

3.1	Certificate of Incorporation of Contango ORE, Inc.		10/A2	000-54136	3.1	11/26/2010

3.2	Certificate of Amendment to Certificate of Incorporation of Contango ORE, Inc.		8-K	001-35770	3.1	12/17/2020

3.3	Bylaws of Contango ORE, Inc.		10/A2	000-54136	3.2	11/26/2010

3.4	Amendment No. 1 to the Bylaws of Contango ORE, Inc.		8-K	001-35770	3.1	10/21/2021

4.1	Form of Certificate of Contango ORE, Inc. common stock.		10-Q	001-35770	4.1	11/14/2013

4.2	Certificate of Designation of Series A Junior Preferred Stock of Contango ORE, Inc.		8-K	000-54136	3.1	12/21/2012

4.3	Certificate of Elimination of Series A Junior Preferred Stock of Contango ORE, Inc.		8-K	001-35770	3.1	09/24/2020

4.4	Certificate of Designations of Series A-1 Junior Participating Preferred Stock of Contango ORE, Inc.		8-K	001-35770	3.2	09/24/2020

4.5	Form of Convertible Debenture		8-K	001-35770	4.1	04/09/2022

4.6	Rights Agreement, dated as of September 23, 2020, between Contango ORE, Inc. and Computershare Trust Company, N.A., as RightsAgent.		8-K	001-35770	4.2	09/24/2020

4.7	Amendment No. 1 to Rights Agreement, dated as of September 22, 2021, between Contango ORE, Inc. and Computershare Trust Company. N.A. as Rights Agent.		8-K	001-35770	4.1	09/22/2021

4.8	Amendment No. 2 to Rights Agreement, dated as of August 31, 2022, between Contango ORE, Inc. and Computershare Trust Company. N.A. as Rights Agent.		8-K	001-35770	4.1	09/02/2022

4.9	Amendment No. 3 to Rights Agreement, dated as of September 13, 2023, between Contango ORE, Inc. and Computershare Trust Company. N.A. as Rights Agent.		10-Q	001-35770	4.9	05/14/2024

4.10	Registration Rights Agreement dated as of June 17, 2021, by and between Contango ORE, Inc. and the Purchaser named therein.		8-K	001-35770	4.1	06/21/2021

4.11	Registration Rights Agreement dated as of August 24, 2021, by and between the Company and CRH Funding II Pte. Ltd.		8-K	001-35770	4.1	08/25/2021

Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	File No.	Ex.	Filing Date

4.12	Form of Registration Rights Agreement dated as of December 23, 2022.		8-K	001-35770	4.1	12/23/2022

4.13	Form of Registration Rights Agreement dated as of January 19, 2023.		8-K	001-35770	4.1	01/19/2023

5.1	Opinion of Holland & Knight LLP.	X

23.1	Consent of Moss Adams LLP.	X

23.2	Consent of Moss Adams LLP for the Audited Financial Statements of Peak Gold, LLC as of December 31, 2023.	X

23.3	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).	X

23.4	Consent of Sims Resources LLC.	X

24.1	Power of Attorney (included on signature page hereto).	X

107	Filing Fee Table.	X

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(b)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for purposes of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(1)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(2)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairbanks, State of Alaska, on July 11, 2024.

Contango ORE, Inc.

By:	/s/ Rick Van Nieuwenhuyse
Name: Rick Van Nieuwenhuyse
Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rick Van Nieuwenhuyse and Michael Clark, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on July 11, 2024.

Signature	Title

/s/ Rick Van Nieuwenhuyse	President, Chief Executive Officer and Director (Principal Executive Officer)
Rick Van Nieuwenhuyse

/s/ Michael Clark	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
Michael Clark

/s/ Brad Juneau	Chairman
Brad Juneau

/s/ Joseph Compofelice	Director
Joseph Compofelice

/s/ Curtis Freeman	Director
Curtis Freeman

/s/ Richard Shortz	Director
Richard Shortz